ASSIGNMENT AND AGREEMENT

         THIS AGREEMENT made as of this 15th day of December, 2000, by and among ANDERSON LLC, a Cayman Islands limited liability company ("Anderson"), Doral 18, LLC a Cayman Islands limited liability company ("Assignee") and Altair International, Inc., an Ontario corporation (the "Company").

                              W I T N E S S E T H:
         WHEREAS, Anderson and the Company previously executed and delivered a Common Stock Purchase Agreement dated March 31, 2000, a copy of which has been filed with the Securities and Exchange Commission as an Exhibit 4.1. to the Company's Form 8-K dated April 7, 2000, as modified by the Modification Agreements dated June 26, 2000 and November 22, 2000 (the "Purchase Agreement"); and

         WHEREAS, pursuant to the Purchase Agreement, Anderson hold the repricing rights under Section 2.6 of the Purchase Agreement with respect to 500,521 of the Initial Shares (as defined in the Purchase Agreement) (such rights, the "Repricing Rights"). As an illustration of the value of such Repricing Rights, were such Repricing Rights exercised on December 5, 2000, the holder of such Repricing Rights would be entitled to receive (following shareholder approval and completion of appropriate registrations) approximately 1,747,801 shares of common stock of the Company;

         WHEREAS, Assignee has agreed to purchase the Repricing Rights and other rights of Anderson under the Purchase Agreement and Registration Rights Agreement (as defined in the Purchase Agreement), and Anderson has agreed to sell such rights to Assignee for a purchase price of One Million Six Hundred Fifty Thousand Dollars ($1,650,000).


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         NOW, THEREFORE, it is agreed by and between the parties as follows:

         1. Simultaneous with the execution of this Agreement, Assignee shall deliver by wire transfer to such bank account as Anderson shall designate, the sum of One Million Six Hundred Fifty Thousand Dollars ($1,650,000).

         2. Effective upon Anderson's receipt of the wire transfer identified in
Section 1, Anderson hereby assigns, transfers and conveys to Assignee, and Assignee hereby assumes, the Repricing Rights and all other rights, title and interest of Anderson in, to or under the Purchase Agreement and Registration Rights Agreement existing as of, and arising after, 12:01 a.m. on the date first set forth above. In connection with said assignment and assumption, Anderson represents and warrants to Assignee that (a) it is the holder of the Repricing Rights and other rights of Anderson under the Purchase Agreement and the Registration Rights Agreement, (b) it has not previously assigned, pledged or otherwise encumbered the Repricing Rights, the Purchase Agreement or the Registration Rights Agreement, or any rights of Anderson thereunder, and (c) it has not exercised the Repricing Rights.

         3. Notwithstanding anything to the contrary in this Agreement, (a) Anderson shall retain ownership rights in any shares of Common Stock held by it (but not the Repricing Rights associated therewith) and all Warrants previously delivered to Anderson as part of the transaction contemplated by the Purchase Agreement, and (b) Anderson shall retain all rights under the Registration Rights Agreement applicable to the Warrants (as defined in the Purchase Agreement).

         4. Anderson hereby discharges and releases the Company from any further obligations to Anderson with respect to the Transaction Documents (as defined in the Purchase Agreement), except with respect to the obligations due to Anderson in respect of the Warrants under the Registration Rights Agreement.

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

         5. The Company and Assignee shall be obligated to make such necessary filings as may be required with the Securities and Exchange Commission, including any necessary amendments to any presently effective Registration Statement or prospectus included therein to enable Assignee to dispose of the 247,678 shares of Common Stock as registered shares pursuant to such Registration Statement.

         6. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                               ANDERSON LLC

                               By:      Navigator Management

                               By: ________________________________


                               DORAL 18, LLC


                               By: ________________________________


                               ALTAIR INTERNATIONAL, INC.


                               By: ________________________________

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